UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2020

Genesis Healthcare, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33459	20-3934755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

, PA
101 East State Street Kennett Square, PA	19348
(Address of Principal Executive Offices)	(Zip Code)

(610) 444-6350

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	GEN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 5, 2021, Genesis Healthcare, Inc., a Delaware corporation (the “Company” or “Genesis”) issued a press release announcing that the Company’s Board of Directors (the “Board”) appointed Robert H. Fish as Chief Executive Officer of the Company, effective as of January 5, 2021, to succeed George V. Hager, Jr., who retired as Chief Executive Officer of the Company and resigned as a member of the Board, in each case as of that date. Mr. Fish will continue to serve as the Chairman of the Board. The Company also announced that John F. DePodesta, a current member of the Board, has been appointed Lead Independent Director of the Company, effective as of January 5, 2021. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Mr. Fish, age 70, has a long history with Genesis and its predecessor companies Genesis HealthCare Corp. and Genesis Health Ventures, Inc. He has served on its current Board since 2013 when he joined Skilled Healthcare Group, Inc. as CEO until its merger with Genesis in 2015. Additionally, from 2003 to 2007, he served as Lead Director of Genesis HealthCare Corp., and from 2002 to 2003 he served as Chairman and Chief Executive Officer of Genesis Health Ventures, Inc.  During his career, Mr. Fish has served as Chairman, President or CEO of several other healthcare companies. Most recently, from 2018 to July 2020, he served as President, CEO and Director of Quorum Health Corporation, a publicly held operator of general acute care hospitals and outpatient services. From 2008 to 2012, he served as Chairman of REACH Medical Holdings, a regional air medical transport company, from 2005 to 2006 he served as Executive Chairman of Coram, Inc., a large home infusion provider. Previously, Mr. Fish served as President and Chief Executive Officer of St. Joseph Health System—Sonoma County and Valleycare Health System, both regional hospital systems in Northern California.

The Company has entered into an employment agreement with Mr. Fish, effective January 5, 2021 (the “Employment Agreement”) with a term running through December 31, 2022, with automatic one-year extensions absent notice of nonrenewal by either party. The Employment Agreement provides, among other things, for a base salary of $1,150,000, an annual incentive bonus opportunity of 115% of base salary, a signing bonus of $350,000, a special bonus of $1,000,000 if certain corporate transactions should occur during the first six months of employment and, subject to a release of claims and compliance with certain noncompete and other restrictive covenants and other than in circumstances in which the special one million dollar bonus is payable, a lump-sum cash severance benefit equal to two times the sum of base salary and bonus payable upon nonrenewal of the employment term by the Company or a qualifying termination of employment (a termination by the Company without “Cause” or by Mr. Fish for “Good Reason” as those terms are defined in the Employment Agreement, which in the case of Good Reason includes among other circumstances any termination within 30 days following a change in control of the Company that occurs at least six months after employment commencement) together with a pro-rata annual bonus for the year of termination, vesting of any equity awards that may have been granted and continuation of employee benefits for two years. Mr. Fish will be eligible for additional long-term incentive compensation as may be determined by the Company’s Compensation Committee, and Mr. Fish will be eligible to participate in any additional other incentive compensation plans made available to the other Company executives generally as well as the benefit plans made available to the other Company executives generally.

While Mr. Hager became eligible for severance benefits under his employment agreement upon his departure, subject to his execution and nonrevocation of a release of claims, the severance is offset by the retention benefit provided to him in November 2020, provided that, to mitigate certain adverse tax consequences, Mr. Hager repaid to the Company an amount of the retention benefit equal to the value of the severance benefits that are subject to Internal Revenue Code (IRC) Section 409A, and such amounts will be paid by the Company (commencing at various times during 2022) when due under the employment agreement severance provisions; moreover the value of continued health coverage that is not subject to IRC Section 409A (approximately $9,000) is being provided to Mr. Hager in a cash lump sum. The Company also awarded Mr. Hager a special cash bonus of $650,000 in recognition of his exemplary leadership during the COVID-19 pandemic during 2020. Mr. Hager has agreed to provide consulting services to the Company following his departure. In exchange for an up-front cash fee of $300,000, Mr. Hager has agreed to provide such services for at least three months, though the Company and Mr. Hager may mutually agree to extend the arrangement. This consulting arrangement secures Mr. Hager’s services to the Company during an extraordinary time and while federal and state authorities are considering material and critical financial support for the Company and industry and thereby facilitates his continued participation in industry-led efforts in which he has taken a leadership role. Mr. Hager also is being paid his full 2020 annual incentive payment, and Mr. Hager has agreed not to assert entitlement to any additional 2020 annual incentive.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
99.1	Press Release, dated January 5, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2021GENESIS HEALTHCARE, INC.

By: /s/ Michael S. Sherman
Michael S. Sherman
Senior Vice President, General Counsel,
Secretary and Assistant Treasurer